Exhibit 99.1

City Office REIT Announces Third Quarter 2014 Results and Details of Pending Acquisition in Orlando, Florida

VANCOUVER—November 14, 2014—City Office REIT, Inc. (NYSE: CIO), today announced its results for the quarter ended September 30, 2014.

Third Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $3.2 million, or $0.27 per fully diluted share;

•	Reported Adjusted Funds From Operations (“AFFO”) of $3.1 million or $0.26 per fully diluted share;

•	City Office’s 2.2 million square feet of net rentable space was 93.1% leased at September 30, 2014, including recently signed leases not commenced;

•	Commenced new and renewal leases during the quarter totaling approximately 16,000 square feet, and executed approximately 22,000 square feet of new leases during the quarter resulting in 32,000 square feet of leases that will commence subsequent to the end of the third quarter;

•	Closed the Lake Vista Pointe acquisition in Dallas, Texas, a 163,336 square foot office property in the growing Lewisville submarket for $28.4 million;

•	Declared and paid a third quarter dividend of $0.235 per share; and

•	Subsequent to the end of the third quarter, agreed to purchase Florida Research Park, a 124,500 square foot property in Orlando, Florida, for $26.5 million.

“We continue to see strong underlying real estate fundamentals in our target markets and increasing demand for office space from a variety of users,” commented James Farrar, Chief Executive Officer. “During the quarter we executed approximately 26,000 square feet of new leases with average GAAP rents of $21.17 per square foot. Most of these leases will commence subsequent to the third quarter. In total, we currently have 32,000 square feet of signed leases that have not commenced which are expected to contribute over $640,000 annually to our rental revenue.”

“While more institutional sources of capital have begun seeking acquisition opportunities in the non-gateway markets that we have historically targeted, our existing relationships with local players enable us to continue sourcing attractive deals. Since completing our IPO in April, we have closed two acquisitions in great locations totalling $54 million at just under an 8% average capitalization rate. Furthermore, we have recently secured the acquisition of Florida Research Park, a fully leased 124,500 square foot building. This property is well located in Orlando’s Central Florida Research Park, one of the largest research parks in the country. The $26.5 million purchase price represents approximately a 9% capitalization rate on the first year’s net operating income. We believe that the quality of our properties together with the demand for office space in our markets positions City Office to increase net operating income and create value for our stockholders.”

Financial Results for the Third Quarter 2014

Core FFO was $3.2 million or $0.27 per fully diluted share. AFFO was $3.1 million or $0.26 per fully diluted share. Net loss attributable to the Company for the three months ended September 30, 2014 was $1.8 million, or ($0.22) per fully diluted share.

A reconciliation of Core FFO and AFFO to GAAP net income can be found at the bottom of this release.

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2014 contained 2.2 million net rentable square feet and was 93.1% occupied, including recently signed leases not commenced, at the end of the third quarter 2014.

City Office’s net operating income (“NOI”) was $6.1 million on a GAAP basis during the third quarter of 2014. NOI for the quarter benefited from a $140,000 termination fee from a tenant at the Washington Group Plaza property in Boise, Idaho. This benefit was partially offset by a $69,000 payment by City Office to a tenant at the Cherry Creek property in Denver, Colorado to induce them to vacate their space prior to their lease expiration. This space has subsequently been leased to the Colorado Department of Public Health and Environment who will take occupancy in early 2015.

Leasing

During the third quarter, the Company commenced 3 new leases and 2 renewals totaling 16,000 square feet, and executed approximately 22,000 square feet of new leases that will commence subsequent to the end of the third quarter. This will bring the total signed leases not commenced to 32,000 square feet.

Acquisitions

The Company completed the acquisition of Lake Vista Pointe in Dallas, Texas on July 18, 2014 for a purchase price of $28.4 million. Lake Vista Pointe is a 163,336 square foot office property in the growing Lewisville, Texas submarket. The property is leased to a single tenant through 2021, with a 5 year extension option. The acquisition is anticipated to generate an initial full-year cash net operating income yield of approximately 7.8% based on the purchase price, with contractual annual rent escalations. The acquisition was financed with an $18.5 million mortgage that has been fixed at a 4.28% interest rate for 10 years.

Subsequent Events

On November 7, 2014, the Company, through its Operating Partnership, entered into an Agreement of Purchase and Sale to acquire the Florida Research Park property in Orlando, Florida for $26.5 million. This represents an approximate 9% capitalization rate on year one net operating income. In addition, the Company, through its Operating Partnership has executed a term sheet to secure a $17 million mortgage with a 10 year fixed interest rate estimated at approximately 4.4%. A number of conditions to closing the financing remain, and there is no certainty that it will be completed.

Capital Structure

As of September 30, 2014, the Company had total outstanding debt of approximately $179.6 million. Over 96% of the Company’s outstanding debt is fixed rated with a weighted average maturity of 5.9 years.

Dividend

On September 15, 2014, the Company’s board of directors declared a cash dividend of $0.235 per share for the three months ended September 30, 2014. The dividend was paid to stockholders and common unitholders on October 17, 2014.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on November 14, 2014.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on November 14, 2014, continuing through midnight Eastern Time on January 14, 2015 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10054423. A replay will also be available at “Webcasts & Events” in the “Investor Relations” section of the company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Forward-looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements that are not statements of historical facts are, or may be deemed to be, forward looking statements. Forward looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include factors described in our news releases and filings with the Securities and Exchange Commission. The Company does not have any obligation to publicly update any forward looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

FFO, Core FFO and AFFO are supplemental non-GAAP financial measures.

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT’) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – Management believes that Core FFO is a useful measure of our operating performance. We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, the one-time loss on early extinguishment of Predecessor debt, changes in the fair value of the earn-out and the amortization of stock based compensation.

Adjusted Funds From Operations (“AFFO”) – Management believes that AFFO is a useful measure of our liquidity. We compute AFFO by adding to FFO the non-cash amortization of deferred financing fees, and non-real estate depreciation, and then subtracting cash paid for any tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. For the current quarter, we have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

City Office REIT, Inc. and Predecessor

Condensed Consolidated and Combined Balance Sheets

(Unaudited)

	September 30, 2014	Predecessor December 31, 2013
Assets
Real estate properties, cost
Land	$61,788,918	$30,164,513
Building and improvement	115,639,203	62,908,338
Tenant improvement	25,252,774	14,590,971
Furniture, fixtures and equipment	198,114	198,114

	202,879,009	107,861,936
Accumulated depreciation	(13,065,451)	(7,735,450)

	189,813,558	100,126,486

Investments in unconsolidated entity	—	4,337,899
Cash and cash equivalents	8,855,196	7,127,764
Restricted cash	13,184,871	7,368,124
Rents receivable, net	7,372,062	4,680,284
Deferred financing costs, net of accumulated amortization	2,919,700	1,167,666
Deferred leasing costs, net of accumulated amortization	2,478,801	2,302,841
Acquired lease intangibles assets, net	26,995,279	13,751,563
Prepaid expenses and other assets	546,298	296,572
Deferred offering costs	—	1,830,950

Total Assets	$252,165,765	$142,990,149

Liabilities and Equity
Liabilities:
Debt	$179,604,305	$109,916,430
Accounts payable and accrued liabilities	4,201,127	2,347,999
Deferred rent	2,648,850	1,488,618
Tenant rent deposits	1,842,820	1,361,641
Acquired lease intangibles liability, net	649,234	167,346
Dividend distributions payable	2,689,532	—
Earn-out liability	8,000,000	—

Total Liabilities	199,635,868	115,282,034

Commitments and Contingencies
Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 8,192,915 shares issued and outstanding	81,929	—
Additional paid-in capital	45,503,697	—
Accumulated deficit	(7,136,038)	—
Predecessor equity	—	26,624,375

Total Stockholders’ and Predecessor Equity	38,449,588	26,624,375
Operating Partnership unitholders’ noncontrolling interests	14,816,720	—
Noncontrolling interests in properties	(736,411)	1,083,740

Total Equity	52,529,897	27,708,115

Total Liabilities and Equity	$252,165,765	$142,990,149

City Office REIT, Inc. and Predecessor

Condensed Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$9,036,858	$6,222,764	$23,987,891	$12,938,686
Expense reimbursement	843,753	406,622	1,796,567	1,093,117
Other	117,809	202,990	589,631	593,724

Total Revenues	9,998,420	6,832,376	26,374,089	14,625,527

Operating Expenses:
Property operating expenses	2,782,296	1,819,634	7,304,371	4,005,302
Insurance	167,046	144,057	489,471	374,655
Property taxes	753,329	458,611	1,775,641	1,015,164
Property management fees	225,719	143,764	619,497	397,297
Acquisition costs	401,200	—	1,551,347	1,479,292
Base management fee	226,295	—	411,471	—
Stock-based compensation	382,205	—	667,347	—
General and administrative	407,075	—	821,379	—
Depreciation and amortization	4,057,809	2,530,128	10,633,593	5,245,498

Total Operating Expenses	9,402,974	5,096,194	24,274,117	12,517,208

Operating income	595,446	1,736,182	2,099,972	2,108,319
Interest Expense:
Contractual interest expense	(1,866,999)	(1,229,215)	(5,821,533)	(3,065,648)
Amortization of deferred financing costs	(159,670)	(433,495)	(1,288,714)	(638,938)
Loss on early extinguishment of Predecessor debt	—	—	(1,654,828)	—

	(2,026,669)	(1,662,710)	(8,765,075)	(3,704,586)
Change in fair value of earn-out	(942,650)	—	(1,047,515)	—
Gain on equity investment	—	—	4,474,644	—
Equity in income of unconsolidated entity	—	84,774	—	255,422

Net (loss)/income	(2,373,873)	158,246	(3,237,974)	(1,340,845)
Less:
Net (income)/loss attributable to noncontrolling interests in properties	(87,296)	21,368	(8,326)	60,356

Net loss/(income) attributable to Predecessor	—	179,614	(1,973,197)	(1,280,489)

Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	693,971		1,508,097

Net loss attributable to stockholders	$(1,767,198)		$(3,711,400)

Net loss per share:
Basic and diluted	$(0.22)		$(0.46)

Weighted average common shares outstanding:
Basic and diluted	8,192,915		8,133,940

Dividend distributions declared per common share and unit	$0.235		$0.418

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

Three Months Ended Sept 30, 2014

Net loss	$(2,373,873)
Adjustments to net loss:
General and administrative	407,075
Interest expense	1,866,999
Amortization of financing costs	159,670
Depreciation and Amortization	4,057,809
Acquisition costs	401,200
Loss on early extinguishment of Predecessor debt	—
Change in fair value of earn-out	942,650
Stock based compensation	382,205
Base management fee	226,295

Net Operating Income (“NOI”)	$6,070,030
Straight-line rent adjustments	(302,677)
Amortization of acquired above market leases	114,815
Free rent funded by predecessor at closing of IPO	274,578

Portfolio adjusted cash NOI	$6,156,746
Noncontrolling interest in properties - share in cash NOI	(284,090)

Adjusted Cash NOI (CIO Share)	$5,872,656

City Office REIT, Inc.

Reconciliation of Net Income to Adjusted Funds from Operations

(Unaudited)

Three Months Ended Sept 30, 2014

Net loss attributable to stockholders	$(1,767,198)
(+) Depreciation and amortization	4,057,809
(-) Operating Partnership unitholders’ noncontrolling interest	(693,971)
(-) Net loss attributable to Predecessor	—

1,596,640
Non-controlling interests in properties:
(-) Share of net loss	87,296
(-) Share of FFO	(199,001)

Funds from Operations (“FFO”)	$1,484,935

(+) Acquisition costs	401,200
(+) Loss on early extinguishment of Predecessor debt	—
(+) Change in fair value of earn-out	942,650
(+) Stock based compensation	382,205

Core FFO	$3,210,990

(-) Straight line rent adjustment	(302,677)
(+) Amortization of above and below market lease	114,815
(+) Amortization of deferred financing costs	154,322
(-) Net tenant improvement	(116,349)
(-) Net leasing commissions	(125,359)
(-) Net capital expenditures	(87,986)
(+) Free rent funded at closing	274,578

Adjusted Funds from Operations (“AFFO”)	$3,122,334

Core FFO per share and common unit	$0.27

AFFO per share and common unit	$0.26

Dividends per share and common unit	$0.235
Core FFO Payout Ratio	87%
AFFO Payout Ratio	89%

Number of common stock and common units outstanding	11,832,199

Contact

City Office REIT, Inc.

Anthony Maretic

+1-604-806-3366

investorrelations@cityofficereit.com